THE THRIVE SERIES TRUST FAMILY
AUTHORIZED PARTICIPANT AGREEMENT
VIGILANT DISTRIBUTORS, LLC

This Authorized Participant Agreement (the "Agreement") is entered into by and between Vigilant Distributors, LLC (the "Distributor") and [NAME OF PARTICIPANT] (the "Participant" and, together with the Distributor, the "Parties") and is subject to acceptance U.S.
Bancorp Fund Services, LLC (the "Index Receipt Agent") as index receipt agent for Thrive Series Trust (the "Trust").

The Index Receipt Agent serves as the index receipt agent for the Trust and all of its designated series as set forth in Annex I (each a "Fund" and collectively, the "Funds"), and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as "Fund Shares."

The process by which an investor purchases and redeems Fund Shares from a Fund is described in detail in the Trust's current prospectuses (including any summary prospectus) and statements of additional information, as each may be supplemented or amended from time to time (the "Prospectus") that comprise part of the Trust's registration statement, as amended, on Form N IA and the Authorized Participant Procedures Handbook, as supplemented or amended from time to time in accordance with this Agreement (the "AP Handbook" and, together with the Prospectus, the "Fund Documents"). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Fund Documents. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents.

Fund Shares may be purchased or redeemed directly from a Fund only in aggregations of a specified number, known as a "Creation Unit." The number of Fund Shares presently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of Fund Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in The Depository Trust Company ("DTC") or a broker-dealer or other participant in the Continuous Net Settlement System (the "CNSS") of NSCC. Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Fund Shares or to sell or offer to sell the Fund Shares.

To purchase a Creation Unit, an authorized DTC participant or CNSS participant generally must deliver to a Fund a designated basket of equity securities (the "Deposit Securities") and an amount of cash computed as described in the Fund Documents (the "Balancing Amount"), plus a purchase transaction fee as described in the Fund Documents (the "Transaction Fee"). The Deposit Securities and the Balancing Amount together constitute the "Fund Deposit" The amount of such Transaction Fee shall be determined by the Trust or investment adviser

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to the Trust in accordance with the Fund Documents. In lieu of Deposit Securities, a Fund may (in its sole discretion) issue Creation Units for an All-Cash Payment. The Distributor shall use reasonable efforts to cause the Trust or the investment adviser to the Fund to provide prior written notice to Participant of any change to the Transaction Fee.

In the case of each Fund that invests in international or global equity securities, the Participant understands and agrees that the Trust has caused the "Custodian" (as such term is defined in the AP Handbook) to maintain an account with the applicable sub-Custodian for such Fund in the relevant foreign jurisdiction to which the Participant shall, pursuant to instructions provided by the Fund or its Custodian, deliver (or cause to be delivered) the Deposit Securities for itself: (i) in connection with any Creation Order; (ii) with any appropriate adjustments as advised by such sub-Custodian or Fund; and (iii) in accordance with the instructions provided to Participant in writing by the sub-Custodian or the Fund regarding particular terms and conditions applicable to such account in such jurisdiction. The Participant shall not be required to comply with terms and conditions of which it has not been provided prior written notice. Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a participant client, or to sell or offer to sell the Shares.

The Parties, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1.PURPOSE OF AGREEMENT
This Agreement sets forth the procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares either (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the "Clearing Process" or (ii) outside the Clearing Process through the DTC systems. The procedures for processing an order to purchase Fund Shares (a "Purchase Order") and an order to redeem Fund Shares (a "Redemption Order") are described in the Fund Documents. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed except in the case that the Fund becomes the subject of a bankruptcy filing or receivership or terminates or suspends Share issuances or redemptions after the applicable trade date but prior to the applicable settlement date for such Purchase Order or Redemption Order, in which case the Participant may cancel the related Purchase Order or Redemption Order. Notwithstanding the foregoing, although the Participant shall not have a right to cancel a Purchase Order or Redemption Order under any other circumstance, upon a good faith request by the Participant to cancel a Purchase Order or Redemption Order after it is placed but before it is settled, the Distributor shall use its reasonable efforts to cancel any Purchase Order or Redemption Order submitted by Participant if reasonably possible.

2.STATUS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PARTICIPANT AND DISTRIBUTOR

a.The Participant represents, covenants, and warrants that it is (and will continue to be, to the extent that it is required):

i.a participant in DTC ("DTC Participant");

ii.a member of NSCC and a participant in the CNSS;

iii.able to transact through the Federal Reserve System;

iv.capable of sending and receiving communications via authenticated telecommunications facility to and from Distributor and Index Receipt Agent. Participant shall confirm such capability to the satisfaction of the Distributor and Index Receipt Agent prior to placing its first order.

iv. registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act");

v. qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business; and

vi. a member in good standing of the Financial Industry Regulatory Authority ("FINRA").

The Participant shall maintain such participations, eligibility, registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. If the Participant loses any such participation, eligibility, registration, qualification, and/or membership, the Participant shall promptly notify the Distributor in writing of any such change. Upon such notice, the Distributor may (in its sole discretion) terminate this Agreement, although such termination shall not affect any pending Purchase Order or Redemption Order.

b.Each Party shall comply with all applicable U.S. federal securities laws, the laws of the states or other jurisdictions concerned (and the rules and regulations promulgated thereunder), and with the Constitution, By-Laws and Conduct Rules of FINRA (collectively, "Applicable Law"). The Participant shall not knowingly offer nor sell Fund Shares of any Fund in any state or jurisdiction where it has been informed by the Distributor or the Trust that such shares may not lawfully be offered and/or sold.

c.If the Participant is offering and selling Fund Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, as set forth above, the Participant nevertheless shall observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with all applicable disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the regulations promulgated thereunder, and to conduct its business in accordance with the FINRA Conduct Rules.

d.The Participant understands and acknowledges that the proposed method by which Creation Units will be created and traded could, under certain circumstances, raise certain issues under certain possible interpretations of applicable securities laws.

e.The Distributor represents, warrants and agrees that:

i.the Fund Documents are effective, no stop order of the Securities and Exchange Commission ("SEC") or any other federal, state or foreign regulatory authority or self-regulatory authority, including, without limitation, National Futures Association, with respect thereto has been issued, no proceedings for such purpose have been instituted or, to their knowledge, are being contemplated;

ii.the Fund Documents conform in all material respects to the requirements of the 1933 Act, and the rules and regulations of the SEC thereunder and, if applicable, to the requirements of the Commodity Exchange Act and rules and regulations thereunder, and do not and will not, as of the applicable effective date as to the Trust's registration statement and all amendments thereto and at all times thereafter during which this Agreement is in effect, and as of the applicable filing date as to the Prospectus and all amendments and supplements thereto and at all times thereafter during which this Agreement is in effect, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

iii.the sale and distribution of the Fund Shares as contemplated herein does not and will not conflict with or result in a breach or violation of any statute or any order, rule, regulation or practice of any court or governmental agency or body or any regulatory or self-regulatory organization having jurisdiction over the Distributor, the Fund or the Fund's adviser or commodity pool operator, if applicable;

iv.the Fund Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

v.no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Fund Shares, except for such consents, approvals, authorizations, orders, registrations and qualifications that have been obtained and are in effect;

vi.all marketing and promotional materials defined as any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”),, other than the Prospectus, provided to the Participant or directly to its customers in respect to the Fund Shares comply and, at all times that they are in circulation and available for use, will comply, with the rules and regulations of FINRA, to the extent applicable, and any representation or statement with respect to the Fund Shares in any marketing materials provided by the Trust or the Distributor or any other agent of the Trust to the Participant will not contain any untrue statement of a material fact related to the Fund or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and, to the extent such materials include statements of fact regarding the Fund Shares, such statements of fact will be consistent with the Prospectus;
vii.any and all Marketing Materials prepared by the Distributor or Trust and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

viii.it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

ix.Notwithstanding anything to the contrary in this Agreement, the term Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations.

3.    PURCHASE AND REDEMPTION ORDERS
All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents and the procedures set out in the AP Handbook. Each Party shall comply with the provisions of such documents to the extent applicable to it.

a.It is contemplated that the communications used in connection with the purchase and redemption of Creation Units (which includes use by representatives of the Distributor, Index Receipt Agent or the Trust and any affiliates thereof) will be recorded, and each Party hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units, provided that the Distributor, or Trust, as applicable, shall promptly provide copies of recordings of any such calls, which have been retained in accordance with the Distributor's or the Trust's usual document retention policy, to the Participant upon reasonable request by the Participant. In the event that any recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, to the extent legally permitted to do so, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

b.The Participant acknowledges that use of the Order Entry System (as defined below) is subject to the terms and conditions as required by the Distributor, the Index Receipt Agent and/or the Funds' transfer agent in connection with all Purchase and Redemption Orders through a third-party electronic order entry system, made available to the Participant (the "Order Entry System") in connection with the purchase and redemption of Creation Units.

c.The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units upon 30 days' prior written notice to the Participant, and the Participant shall comply with such procedures as may be issued from time to time (including, but not limited to, the Fund Shares cash collateral settlement procedures that are referenced in the AP Handbook). The Funds shall provide no less than 30 days' prior written notice of any amendments or supplements to the AP Handbook. Retroactive procedures shall not apply retroactively to Purchase Orders or Redemption Orders submitted prior to such change in procedure, unless immediate application is required by Applicable Law.

d.The Participant agrees that a Purchase Order or Redemption Order shall, once accepted by the Distributor, be irrevocable and that the Funds (or the Distributor on behalf of the Funds) reserve the right to reject any Purchase Order or Redemption Order in accordance with the terms of the Fund Documents. The Distributor and the Trust have and reserve the right (in their sole discretion and without notice) to reject a Purchase Order or Redemption Order or suspend sales of Fund Shares (in either case, in accordance with the terms of the Fund Documents); provided that the Distributor or the Trust shall provide notice of such rejection to the Participant as soon as reasonably practicable. The Distributor will promptly return to the Participant upon rejection of an Order all consideration, including Fund Shares, Deposit Securities, cash, and, if applicable, U.S. Treasury securities, tendered by the Participant, including any transaction fees, in respect of such rejected Order or in respect of any revoked Order.

4.EXECUTION OF PURCHASE ORDERS

a.To effect the purchase of a Creation Unit of a Fund, the Participant shall deliver a Fund Deposit plus a purchase transaction fee (as described in the Fund Documents) to the relevant Fund. The amount of such purchase transaction fee shall be determined by the Trust or the investment advisor to the Trust (the "Advisor") in accordance with the Fund Documents and may be changed from time to time in accordance with this Agreement.

i.The Fund Deposit shall consist of the requisite Deposit Securities plus or minus a Balancing Amount. The Balancing Amount shall be payable to the

Fund depending on the net asset value of Fund Shares determined after the Purchase Order has been placed.

ii.A Fund may permit and, upon the notice from the Participant that it is subject to a statutory or policy restriction with respect to particular Deposit Securities, the Fund shall require the substitution of an amount of cash to be added to the Balancing Amount to replace any Deposit Securities (i.e. "cash in lieu").

iii.A Fund may (in its sole discretion) accept collateral up to 105% of the value of the Deposit Securities in anticipation of delivery of all or a portion of the requisite Deposit Securities (as disclosed in the Prospectus from time to time) and may use such cash or collateral to purchase replacement Deposit Securities if such Deposit Securities are not delivered and the Fund elects to close out the pledge of collateral and buy in the missing securities. The Participant shall be required to deposit an additional amount of cash with the Fund pending delivery of the missing Deposit Securities to the extent necessary to maintain cash collateral in an amount at least equal to 105% of the daily marked to market value of the missing Deposit

Securities. The Fund will notify Participant daily of all additional amounts required to be posted in respect of the missing Deposit Securities.

iv.The Participant shall be responsible for any and all customary brokerage expenses and reasonably related costs and transfer taxes incurred by the Fund in connection with Purchase Orders submitted by the Participant, including expenses arising from the use of cash in lieu or collateral, but excluding general operating costs of the Funds, such custodial fees and fees charged by DTC, or expenses incurred as a result of the gross negligence or willful misconduct by the Funds, the Distributor or any other service provider to the Fund other than the Participant ("Excluded Costs").

b.With respect to any Purchase Order, each Fund shall return to the Participant any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to such Participant. With respect to any Purchase Order, each Fund also acknowledges and agrees that the Participant is entitled to reduce the amount of money or other proceeds due to the Fund by an amount equal to any dividend, distribution or other corporate action to be paid to the Fund in respect of any Deposit Security that is transferred to the Fund and that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant and, if the Participant so reduces the amount of money or other proceeds due to the Fund, then the Fund is entitled, in tum, to retain such dividend, distribution or other corporate action.

c.The Participant shall make available or transfer funds for each purchase of Fund Shares of a Fund an amount sufficient to pay the Balancing Amount plus the purchase transaction fee and the additional variable charge for cash purchases (when, in the sole discretion of the Fund, cash purchases are available or specified (the "Cash Amount"). The Distributor shall use reasonable efforts to cause the Trust or the Advisor to provide prior notice of any change to the purchase transaction fee to Participant Computation of the Cash Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant. Computation of the Cash Amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not of the Fund. The Participant shall ensure that the Cash Amount is provided in accordance with the procedures set forth in AP Handbook.

d.If a Fund exercises its right to issue Creation Units for an All-Cash Payment, the Participant shall make available or transfer the Cash Amount plus a purchase transaction fee for each purchase of Fund Shares of a Fund in accordance with the procedures set forth in the AP Handbook.

e.Either the Trust or the Distributor may reject any Purchase Order that is not submitted in proper form. In addition, the Distributor (on behalf of each Fund) may reject any Purchase Order (based on information provided by the Index Receipt Agent, the Advisor or the Trust or obtained by the Distributor, as the case may be), if:

i.the purchaser or purchasers, upon obtaining the Creation Units so ordered, would own 80% or more of the outstanding Fund Shares of such particular Fund but only if such Order was effected on an in-kind basis and the Participant does not act as market maker for any of the Deposit Securities so that such exchange of Deposit Securities will result in a carry-over basis for
U.S. federal income tax purposes for the applicable Fund;

ii.the Fund Deposit delivered does not contain the securities that the Advisor specified, and the Advisor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio; provided however that in the event that the Participant is unable to deliver the specified securities because the Participant is subject to a restriction relating to the securities or otherwise for policy or legal reasons is unable to deliver one or more of the securities, the Participant will not be in breach of this Clause 4(e)(ii) if the Participant has delivered cash in lieu of such securities;

iii.the acceptance of the Fund Deposit would have certain adverse tax consequences, such as causing the particular Fund to no longer meet RIC status under the Internal Revenue Code of 1986, as amended (the "Code"), for federal tax purposes;
iv.the acceptance of the Fund Deposit would (in the opinion of counsel) be unlawful, as in the case of a purchaser who was banned from trading in securities;

v.the acceptance of the Fund Deposit would otherwise (in the discretion of the Trust or the Advisor) have an adverse effect on the Trust, the particular Fund, or on the rights of such Fund's shareholders, including but not limited to the "beneficial owner" (as such term is defined in Rule 16a-l(a)(2) of the 1934 Act, "Beneficial Owner") of the Fund Shares;

vi.the value of the Creation Units to be created for the Cash Amount (or the amount of the Balancing Amount to accompany an in-kind payment of Deposit Securities) exceeds a purchase authorization limit afforded to the Participant by the Custodian, and the Participant has not deposited an amount in excess of such purchase authorization with the Custodian prior to 3:00 p.m., Eastern Time, on the transmittal date; or

vii.there exist circumstances outside the control of the Trust or the Distributor that make it impossible to process purchases of Fund Shares for all practical purposes. Examples of such circumstances include: acts of God or public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Advisor, any sub-Advisor(s), the Index Receipt Agent, the Custodian, the Distributor, DTC, NSCC or any other participant in the purchase process, and similar extraordinary events.

f.The Distributor will promptly return to the Participant upon rejection of an Order all consideration, including Fund Shares, Deposit Securities, cash, and, if applicable, U.S. Treasury securities, tendered by the Participant, including any transaction fees, in respect of such rejected Order or in respect of any revoked Order.

g.Upon the satisfaction of the requirements applicable to the issuance of a Creation Unit, the Distributor represents that it will use reasonable efforts on behalf of the applicable Fund to issue the Creation Unit within the normal business settlement cycle or as otherwise required by applicable Law

5.EXECUTION OF REDEMPTION ORDERS

a.Redemption Orders may be submitted only on days that the Trust is open for business, as required by section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").

b.Fund Shares of any Fund may be redeemed only when the Participant has the Fund Shares (some of which may be owned by a Participant client or may be borrowed)

and/or cash in lieu of Fund Shares that are the subject of the Redemption Order available for delivery to the Fund on the applicable settlement date of the Order.

c.To effect the redemption of a Creation Unit of a particular Fund, the Participant shall deliver to the Index Receipt Agent the requisite number of Fund Shares comprising the number of Creation Units being redeemed as described in the Fund Documents. Proceeds of the redemption of a Creation Unit shall consist of Fund Securities (or cash in lieu) plus or minus the Balancing Amount. The Balancing Amount will be payable to or receivable from the Fund depending on the net asset value of Fund Shares of the Fund next determined after the Redemption Order has been received. Participant shall be responsible for paying any redemption transaction fee and/or additional variable charge assessed by the Fund in accordance with the Fund Documents. The amount of such redemption transaction fee and/or additional variable charge shall be determined by the Trust, or the

Advisor, in accordance with the Fund Documents and may be changed from time to time upon amendment of the applicable Fund Documents in accordance with this Agreement. The Distributor shall use reasonable efforts to cause the Trust or the Advisor to provide prior notice of any change to the purchase transaction fee to Participant. The Fund may permit the Participant to redeem a Creation Unit when the Participant is unable to deliver all or part of a Creation Unit upon the delivery of collateral up to 105% of the value of the requisite Fund Shares, marked to market on a daily basis, in anticipation of delivery of all or a portion of the requisite Fund Shares, and the Fund may use such cash or collateral to purchase Fund Shares. In addition, the Participant shall be responsible for any and all customary brokerage expenses and costs incurred by a Fund in connection with any Redemption Requests submitted by the Participant, including reasonable expenses arising out of the use of collateral, other than Excluded Costs.

d.If Fund Shares are not transferred to the Fund in accordance with the terms of the Fund Documents when making a Redemption Order, such Redemption Order may be rejected by the Fund, and the Participant will be solely responsible for all costs, losses, and fees incurred (in relation to such rejected Redemption Order) by the Fund, the Index Receipt Agent and/or the Distributor.

e.The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units, unless it first ascertains that it or a client of the Participant (“Participant Client”), as the case may be, or has reasonable grounds to believe that as of the time of contractual settlement that:

i.it owns outright or will own (within the meaning of Rule 200 of Regulation SHO as of the close of the business day on which the Redemption Order is placed or has or will have full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares to be redeemed and receive the entire proceeds of the redemption as of the Contractual Settlement Date, or (ii) will have reasonable grounds to believe that the requisite number of Shares of the relevant Fund can be borrowed (as contemplated by Rule 203(b)(1) of Regulation SHO) such that, in either case, the Participant can make good delivery of the Shares to the Trust on or prior to the Contractual Settlement Date of the Redemption Order. In either case, the Participant represents and warrant such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund by "regular way" settlement, unless the Redemption Order is on behalf of the Participant itself and the Participant is a dealer (within the meaning of the 1934 Act) in Fund Shares at the time of contractual settlement.

f.With respect to any Redemption Order:

i.the Participant shall return to a Fund; and

ii.a Fund is entitled to reduce the amount of money or other proceeds due to the Participant by an amount equal to, any dividend, distribution, or other corporate action paid to the Participant in respect of any Deposit Security that is transferred to the Participant that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund.

g.Notwithstanding anything to the contrary in this Agreement or the Prospectus, residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant shall use commercially reasonable efforts to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash. Under such circumstances a Fund may satisfy a Redemption Request with an All-Cash Payment.

h.The Fund represents that it will use best efforts to avoid lending Deposit Securities in a manner that would preclude it from being able to make good delivery (within the normal settlement cycle) of such Deposit Securities to the Participant in connection with a Redemption Order.

i.Upon the satisfaction of the requirements applicable to the redemption of a Creation Unit, the Distributor represents that it will use reasonable efforts on behalf of the applicable Fund to redeem the Creation Unit within the normal business settlement cycle or as otherwise required by applicable Law.

6.AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Index Receipt Agent shall transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Index Receipt Agent. The Participant shall be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC; provided however that the Participant shall not be bound or held liable for any loss, liability, cost or expense (including reasonable attorneys' fees) incurred by the Participant as a result of communication errors occurring between the Index Receipt Agent and NSCC to the extent that such instructions between the Index Receipt Agent and NSCC do not accurately reflect the instructions communicated by the Participant to the Index Receipt Agent.

7.MARKETING MATERIALS AND REPRESENTATIONS

The Participant shall not make any representations concerning Fund Shares, the Trust, or the Funds (other than those consistent with the Funds' then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor). The Participant shall not furnish (or cause to be furnished) to any person (nor shall it display or publish) any written information or materials relating to Fund Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials (“Marketing Materials”), but excluding written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), materials prepared and used for the Participant's internal use only, and research reports), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Fund shall not be advertised or marketed as an open-end investment company (i.e., as a mutual fund), and all advertising materials will prominently disclose that the Fund Shares are not individually redeemable. In addition, any advertising material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding the foregoing, the Participant may (in the regular course of its business and without the written approval of the Distributor or the Trust) prepare and circulate sales commentary, desk commentary and research reports that include information, opinions, or recommendations relating to Fund Shares
(i)for public dissemination; (ii) for internal use by the Participant; or (iii) for research reports (as such term is defined in NYSE Communications Rule 472), institutional communications and correspondence (as such terms are defined in FINRA Rule 2210 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares, provided that all such communications set out in this sentence comply with Applicable Law (together, "Broker Materials").

8.    TITLE TO SECURITIES; RESTRICTED SHARES

a.The Participant represents that, upon delivery of Deposit Securities to the Custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by either (i) any agreement or arrangement entered into by the Participant in connection with a Purchase Order (ii) any provision of the 1933 Act, and any regulations thereunder (except that (I) portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if (1) exempt from such registration or (2) eligible for sale without registration pursuant to Rule 144A under the 1933 Act and such security is included by the Fund as a Deposit Security or of the applicable laws or regulations of any other applicable jurisdiction). The Participant also represents that no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) under the 1933 Act in the hands of the Participant immediately prior to such delivery. The representation provided in this Clause 8(a) excludes restrictions due to the status of the Trust, the Fund or the Advisor as an "affiliate" of such issuer of the Deposit Securities as the term "affiliate" is defined under Rule 144 under the 1933 Act and any other restriction that derives from facts, status or events that are particular to the Trust, the Fund or the Advisor.

b.The Distributor represents (on behalf of itself and the Trust) that, upon delivery of Creation Units to the Participant in connection with a Redemption Order, the Participant will acquire good, marketable and unencumbered title to such securities, free and clear of any and all liens, restrictions, hypothecations, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by any agreement or arrangement entered into by the Distributor or the Trust in connection with a Purchase Order.

9.BALANCING AMOUNT

In connection with a Purchase Order, the Participant shall make available:

(i)on or before the contractual settlement date (the "Contractual Settlement Date");

(ii)by means reasonably satisfactory to the Trust; and

(iii)in accordance with the provisions of the Fund Documents,

immediately available or same day funds estimated by the Trust to be sufficient to pay the Balancing Amount next determined after acceptance of the Purchase Order, together with the applicable purchase transaction fee. Any excess funds will be returned promptly following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Balancing Amount.

In the event that payment of such Balancing Amount has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date,

the Participant shall pay the amount of the Balancing Amount plus interest, which shall be computed at such commercially reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Custodian, any sub-custodian, or the Trust for any amounts advanced by the Custodian or any sub-custodian (any such advancement made in the sole discretion of the Custodian or sub-custodian) to the Participant for payment of the amounts due and owing for the Balancing Amount. Computation of the Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

10.ROLE OF PARTICIPANT

a.For all purposes of this Agreement, the Participant (i) is deemed to be an independent contractor and (ii) has no authority to act as agent for the Trust, any Fund or the Distributor in any matter or in any respect. Each Party shall make itself and its employees reasonably available upon request during normal business hours to consult with the other Parties or their designees concerning the performance of its responsibilities under this Agreement, provided that the Participant shall be under no obligation to divulge or otherwise discuss any information (i) that the Participant reasonably believes is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited by Applicable Law.

b.The Participant shall have the responsibilities set forth herein regardless of whether transactions conducted hereunder are for its own account or are conducted by the Participant on behalf of its clients.

c.The Participant represents that it may be a Beneficial Owner of Fund Shares from time to time (as that term is defined in Rule 16a-l(a)(2) of the 1934 Act). To the extent that it is a Beneficial Owner of Fund Shares, the Participant shall irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares in the manner the Distributor shall determine without reference to or input from the Participant and the Distributor accepts such appointment as the Participant's proxy. The Distributor (as attorney and proxy for Participant under this Clause 10), (i) shall have full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant. The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Participant acquires Fund Shares as a beneficial owner. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Clause for so long (and only so long) as this Agreement remains in effect. In the event applicable law prevents the assignment of the irrevocable power of attorney and proxy, or deems such power of attorney and proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as its attorney and proxy for the purposes discussed in this Agreement. The Distributor shall promptly notify the Participant if the Distributor ceases to act as Distributor to any Fund or the Trust, as applicable. Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

d.The Participant represents that it has policies, procedures, and internal controls in place that are reasonably designed to comply with all applicable anti-money laundering laws and regulations, including applicable provisions of the USA PATRIOT Act, the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control, and the rules promulgated by the SEC.

11.AUTHORIZED PERSONS OF THE PARTICIPANT

a.Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Funds in writing, the Participant shall deliver to the Funds, with copies to the Index Receipt Agent, a certificate in a form approved by the Funds (see Annex II hereto), duly certified as appropriate by the Participant's Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor, Index Receipt Agent, and Funds of a superseding certificate bearing a subsequent date or other notice from the Participant that one or more individuals should be added or removed from the certificate, in which case the Distributor, the Index Receipt Agent and the Funds will promptly add or remove such name or names. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice, including, but not limited to, electronic mail, of such fact to the Funds with copy to the Index Receipt Agent, and such notice shall be effective upon receipt by the Funds.

b. Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant may be processed through the Order Entry System. The Participant and its Authorized Persons must establish their own login credentials with the Order Entry System for placing Orders electronically, and the Participant is solely responsible for restricting access to such credentials to prevent persons other than Authorized Persons from using the Order Entry System to place or modify Orders. Authorized Persons must provide relevant login credentials and be listed as a duly authorized person of Participant on the most recent certificate in the form of Annex II to be properly authenticated and to place or modify Orders electronically or telephonically. If the Participant has set up a unique personal identification number (“PIN Number”) with the Order Entry System, any changes made to the Participant’s trade desk settings shall require Participant’s PIN Number for authentication. The Participant and each Authorized Person shall keep Participant’s PIN Number and all Authorized Person login credentials confidential and only those Authorized Persons shall submit instructions on behalf of the Participant to the Funds, Index Receipt Agent, and Distributor.

c. The Index Receipt Agent and Distributor shall not have any obligation to verify instructions and Orders given by properly authenticated Authorized Persons per paragraph (b) of this section using a PIN Number and shall assume that all instructions and Orders issued to it by a properly authenticated Authorized Person using the PIN Number have been properly placed, unless the Index Receipt Agent and Distributor received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Index Receipt Agent, the Trust or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s Order Entry System login credentials. The Participant further agrees that none of the Distributor, the Index Receipt Agent, Trust or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses incurred by the Participant as a result of the an Authorized Person’s unauthorized use of the PIN Number, unless the Index Receipt Agent, Distributor, and the Trust previously received from Participant written notice to revoke such Authorized Person’s authority as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

12.COMPLIANCE WITH SECTION 351 OF THE CODE

a.The Participant represents, covenants and warrants that either (i) it does not (and will not in the future) hold for the account of any single Beneficial Owner (or group of related Beneficial Owners) 80% or more of the currently outstanding Fund Shares of any Fund (based upon the number of Fund Shares outstanding, as published by the Fund or otherwise published on a public information service, such as Bloomberg), so as to cause a Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Code, or (ii) it is carrying some or all of the Deposit Securities as a dealer and as inventory in connection with its market making activities.

b.A Fund and its Index Receipt Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80% or more of the Fund's currently outstanding Fund Shares by a Beneficial Owner, unless the Participant provides the representation contained in Clause 12(a)(ii) above.

13.OBLIGATIONS OF PARTICIPANT

a.The Participant shall maintain records of all sales of Fund Shares made by or through it in accordance with Applicable Law.

b.The Participant shall maintain procedures reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

c.The Participant represents, covenants and warrants that it has taken affirmative steps so that it will not be (i) an affiliated person of a Fund (as defined in section 2(a)(3) of the 1940 Act), (ii) a promoter or a principal underwriter of a Fund, or (iii) an affiliated person of such persons (except under 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act due to ownership of Fund Shares).

d.The Participant shall use reasonable efforts to maintain the e-mail address set forth on the signature page to this Agreement and promptly notify the Distributor of any e mail address changes.

14.INDEMNIFICATION

(a)The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) (collectively, “Losses”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant, unless such breach occurred as a result of the Participant’s strict adherence to instructions reasonably given to it by a Participant Indemnified Party; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement, unless such failure occurred as a result of the Participant’s strict adherence to instructions reasonably given to it by a Participant Indemnified Party; (iii) any failure by the Participant to comply with Applicable Law in connection with its role as an authorized participant hereunder, except that the Participant shall not be required to indemnify a Participant Indemnified Party to the extent that such failure was caused by the Participant’s reasonable reliance on written instructions given or representations made by one or more Participant Indemnified Parties and the Participant did not know or could not have known that such reliance would cause it not to be in compliance with such Applicable Law; (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents or Annex II (as each may be amended from time to time) and given by the Participant or one of its Authorized Persons, except to the extent that the instructions were provided by a person whom the Participant duly informed the Distributor or Index Receipt Agent was no longer an Authorized Person; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Participant understands and agrees that the Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Funds. The Distributor shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications with the Participant Indemnified Parties who are service providers to the Funds, nor is the Distributor liable for any action, representation, or solicitation made by the wholesalers of the Funds.

(b)The Distributor hereby agrees to indemnify and hold harmless the Participant and the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any Losses incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor, unless such breach occurred as a result of the Distributor’s strict adherence to instructions reasonably given to it by a Distributor Indemnified Party; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement, unless such failure occurred as a result of the Distributor’s strict adherence to instructions reasonably given to it by a Distributor Indemnified Party; (iii) any failure by the Distributor to comply with Applicable Law in connection with its role as a distributor hereunder, except that the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable reliance on written instructions given or representations made by one or more Distributor Indemnified Parties and the Distributor did not know or could not have known that such reliance would cause it not to be in compliance with such Applicable Law; (iv) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed with the SEC or in any amendment thereof, or in any Prospectus or any Marketing Materials, or any amendment thereof or supplement thereto, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (v) actions of such Distributor Indemnified Party in reliance upon any representations made in accordance with the Fund Documents and Annex II (as each may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Distributor or on behalf of the Funds.

The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Funds, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Funds.

15.INFORMATION ABOUT DEPOSIT SECURITIES
The Advisor will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund.

16.RECEIPT OF PROSPECTUS BY PARTICIPANT
The Participant acknowledges receipt of the Prospectus and represents that it has reviewed such document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.

17.CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS
The Distributor may electronically deliver a single prospectus, annual or semi-annual report, or other shareholder information (each, a "Shareholder Document") to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund's website and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

The Distributor shall electronically deliver all Shareholder Documents to the Participant at the e-mail address set forth on the signature page attached to this Agreement, unless and until the Participant provides written notice to the Distributor requesting otherwise. Until such notice is provided, the Participant can only obtain access to the Shareholder Documents electronically. However, the Distributor shall provide a reasonable number of paper copies of either (i) a Fund's statutory prospectus or (ii) a Fund's summary prospectus in accordance with Rule 498 under the 1933 Act (or any successor rule) upon the Participant's request.

18.NOTICES
Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, e-mail or similar means of same day delivery (with a confirming copy by mail).

Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile, or e-mail, indicated below the signature of the Distributor.

All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or telephone, facsimile, or e-mail indicated below the signature line of such Party.

19.EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

a.This Agreement shall become effective upon execution by the Parties.

b.This Agreement may be terminated at any time by any Party upon sixty (60) days' prior written notice to the other Parties, and may be terminated earlier by a Party upon written notice to the other Parties at any time in the event of a material breach by another Party of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each Party's successors and assigns, but the Parties agree that no Party can assign its rights and obligations under this Agreement without the prior written consent of the other Parties.

c.Annex I may be amended by the Distributor from time to time without the consent of the Participant or Index Receipt Agent by delivering a copy of the amendment to the Participant and the Index Receipt Agent in accordance with Clause 18 (Notices). If neither the Participant nor the Index Receipt Agent objects in writing to the amendment of Annex I within five days after its receipt and clearly stating the good-cause compliance or operational difficulty related reason for the objection, the amendment will become part of this Agreement in accordance with its terms. Apart from Annex I, this Agreement may only be amended by a writing signed by all Parties. Changes in procedures stated in the Prospectus or AP Handbook shall not be considered an amendment to this Agreement, provided that such changes are not in material conflict with the terms of this Agreement and shall be effective upon receipt.

20.TRUST AS THIRD PARTY BENEFICIARY
The Participant understands and agrees that the Trust (as a third party beneficiary to this Agreement) is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

21.INCORPORATION OF FUND DOCUMENTS
The Participant acknowledges that the procedures contained therein pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

In the event of any conflict between this Agreement and the Fund Documents, the Fund Documents shall control. In the event of a conflict between the Prospectus and AP Handbook, the Prospectus shall control; provided, however, that any updates to the Fund Documents that would impact the Index Receipt Agent’s obligations with respect to Orders can only be effectuated by amending this Agreement. Each Party agrees to comply with the provisions of the Fund Documents.

22.GOVERNING LAW
This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the 1933 Act or the 1934 Act, the latter shall control.

23.ARBITRATION
Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in Philadelphia, Pennsylvania, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

24.COUNTERPARTS
This Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

25.SURVIVAL
Clause 7 (Marketing Materials and Representations), Clause 22 (Governing Law), and this Clause 24 (Survival) shall survive the termination of this Agreement.

26.ENTIRE AGREEMENT
This Agreement (including any schedules and exhibits attached hereto), along with any other agreement or instrument delivered pursuant to this Agreement, contain all of the agreements among the Parties and supersedes all prior agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof. Additional or other procedures relating to the manner of creating or redeeming Creation Units, when issued by the Trust, shall become part of this Agreement.

27.SEVERANCE
If any provision of this Agreement is held by any court or any act, regulation, rule, or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the Distributor determines in its reasonable discretion, after consulting with the Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor's notification of the Trust and the Participant such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Participant immediately.

28.NO STRICT CONSTRUCTION
The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date written below.

Dated: ________

VIGILANT DISTRIBUTORS, LLC

By:___________________________________
Name: Patrick Chism
Address: 223 Wilmington West Chester Pike, Suite 216

PARTICIPANT

By:_________________________________
Name:______________________________
Title:_______________________________
Address:_____________________________
Telephone:___________________________
Email:_______________________________

ACCEPTED BY U.S Bancorp Fund Services, LLC as Index Receipt Agent

By: ________________________________
Name:
Address:
Telephone:
Email:

ACCEPTED BY THRIVE SERIES TRUST

By: ________________________________
Name:
Address:
Telephone:
Email:

ANNEX I- CREATION UNIT SIZE FOR FUND SHARES

Fund	Ticker	CUSIP

ANNEX II-FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

DTC Number:

The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by this Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.
For each Authorized Person:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsmile:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsmile:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsmile:

The undersigned [Name] [Title] [Company] that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among Vigilant Distributors, LLC and [Participant] dated [date] and that their signatures set forth above are their own true and genuine signatures.

By:_________________________________
Name :
Title:
Date:

ANNEX III-FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

DTC Number:

AUTHORIZED PERSONS